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                                             Exhibit 23-A



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of South Carolina Electric & Gas Company and SCE&G Trust I on Form S-3 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
October 10, 1997


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